EXHIBIT 10.11

AMENDMENT NO. 3

to the

AMENDED AND RESTATED TRUST AGREEMENT

by and between

MORGAN STANLEY

and

STATE STREET BANK AND TRUST COMPANY

This AMENDMENT NO. 3 (this “Amendment’), made as of the 15th day of September 2003, amends the AMENDED AND RESTATED TRUST AGREEMENT, made as of the 30th day of November 2000, by and between MORGAN STANLEY, a Delaware corporation (the “Company”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, “State Street” and, as trustee under the Agreement, the “Trustee”), as such Amended and Restated Trust Agreement was previously amended by Amendment No. 1 thereto, made as of the 1st day of January 2002, and Amendment No. 2 thereto, made as of the 1st day of January 2003 (as so amended, the “Agreement”).

Capitalized terms used in this Amendment without definition have the meanings assigned thereto in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. Termination as to Unallocated Shares

The final sentence of Section 1(b) of the Trust Agreement is amended by adding the following sentence at the end thereof:

“It is specifically noted that the Company may terminate the trust to the extent of any Unallocated Shares at any time.”

2. Dividends

Section 1(f) of the Trust Agreement is deleted and replaced in its entirety as follows:

“Any cash dividend paid in respect of Allocated Shares held in the Trust shall be distributed by the Trustee to Trust Beneficiaries as directed by the Company. Any such cash dividend paid in respect of Unallocated Shares held in the Trust shall be delivered by the Trustee to the Company, provided, however, that any such cash dividend paid in respect of Unallocated Shares that correspond to forfeited stock units that were awarded under the Plan prior to, or in respect of periods ending prior to, December 1, 2002 (“Pre-Fiscal 2003 Awards”), shall be paid to a charitable, educational or similar not-for-profit foundation, institution or other organization designated by the Company at the time of payment (a “Designated Charity”) and shall not be distributed to the Company. The Company shall act as agent for the Trustee in making distributions to Trust Beneficiaries unless the Trustee gives the Company 90 days notice, in writing, that the Trustee does not want the Company to act as its agent. The Trustee may require the Company to provide certification of its distributions to Trust Beneficiaries and other parties in respect of Unallocated Shares corresponding to forfeited Pre-Fiscal 2003 Awards. Any other dividend or distribution made with respect to the shares of Stock held in the Trust shall be distributed to the Trustee and delivered by the Trustee to the Company for disposition by the Company (i) in the case of Allocated Shares, in accordance with the Plan and awards granted thereunder, (ii) in the case of Unallocated Shares that correspond to forfeited Pre-Fiscal 2003 Awards, for the benefit of a Designated Charity as directed by the Company at the time of payment, and (iii) in the case of other Unallocated Shares, as determined by the Company in its discretion.”

3. Distribution of Shares and other Assets Remaining in the Trust upon Termination of the Trust

The second sentence of Section 4 is deleted and replaced in its entirety as follows:

“Upon any termination of the Trust, all shares of Stock and other assets, if any, held in the Trust shall be delivered to the Company or as otherwise directed by the Company, provided, however, that all Unallocated Shares of Stock that correspond to forfeited Pre-Fiscal 2003 Awards shall be distributed to such employees or groups of employees of the Company or the Material Subsidiaries as determined or designated by the Committee or by an officer of the Company at the time of such termination of the Trust.”

3. Savings Clause

Except as modified herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company and State Street have executed this Trust Agreement as of the date first above written.

MORGAN STANLEY

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR.
Name: William J. O’Shaughnessy, Jr.
Title: Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ CHRISTINE WALSH
Name: Christine Walsh
Title: Vice President

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